Exhibit 99.1

Agenus Announces Second Quarter 2025 Financial Results and Virtual Meeting to Discuss Strategic Progress

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Zydus Lifesciences collaboration to close in Q3 with $91M capital infusion to support clinical and regulatory milestones
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BOT/BAL delivers 42% two-year survival in refractory MSS CRC and consistent activity across multiple solid cancers, to be presented at an oral session at ESMO
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Regulatory alignment secured for Phase 3 trial initiation, expected to commence in Q4 2025
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August 27th virtual stakeholder meeting set for a detailed discussion on progress

LEXINGTON, Mass., August 11, 2025–(BUSINESS WIRE)– Agenus Inc. (“Agenus” or the “Company”) (Nasdaq: AGEN), an immuno-oncology company focused on innovation, today reports financial results for the second quarter of 2025 and highlighted major clinical, regulatory, and operational milestones supporting the advancement of its botensilimab (BOT) and balstilimab (BAL) immunotherapy combination. Botensilimab is a next-generation, multifunctional, Fc enhanced, CTLA-4 antibody and BAL is a proprietary PD-1 antibody; together they are designed to trigger robust and durable immune attacks against “cold,” treatment-resistant tumors, offering new hope where standard therapies have failed.

“Our team is committed to advancing BOT/BAL to deliver meaningful benefits to patients with treatment-resistant cancers, and we are working with regulatory agencies to expedite access through a streamlined Phase 3 trial,” said Garo Armen, Ph.D., Chairman and Chief Executive Officer of Agenus. “With significant clinical progress, strategic partnerships, and prudent financial management, we are well-positioned to execute our vision of transforming cancer care.”

Regulatory Highlights

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Breakthrough Survival in Refractory MSS CRC – At the 2025 ESMO Gastrointestinal Cancers Congress, BOT + BAL reported a 42% two-year survival rate and median overall survival of ~21 months in a trial of 123 patients with refractory no liver met MSS metastatic colorectal cancer (mCRC).
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Regulatory Alignment on Registrational Phase 3 Trial (BATTMAN) – Following an End-of-Phase 2 meeting on July 1, 2025, the FDA agreed to a streamlined two-arm BATTMAN Phase 3 design, having agreed to BOT/BAL’s contribution of components. This agreement also marks a shift from a three-arm trial previously proposed by regulators and enables trial initiation in Q4 2025.
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Expanding Evidence Across Tumor Types – New data from a neoadjuvant pan-cancer trial (NEOASIS study) showed robust pathological responses across MSS and MSI-H solid tumors, including triple-negative breast cancer, with no dose-limiting toxicities. Translational data from ASCO confirmed BOT/BAL’s ability to activate T cells and address resistance in MSS tumors, supporting its potential across cancers.

Exhibit 99.1

“The BOT/BAL combination is delivering durable responses and survival outcomes in refractory MSS colorectal cancer,” said Richard M. Goldberg, M.D., Chief Development Officer of Agenus. “With regulatory clarity and a focused development team, we are poised to execute the BATTMAN trial and explore earlier treatment settings to maximize patient impact.”

Strategic Partnerships

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Zydus Lifesciences Collaboration – The collaboration for U.S. manufacturing and commercialization in India/Sri Lanka is progressing toward a Q3 2025 closing, delivering $91M in upfront capital and equity investment upon closing to support development and regulatory activities.
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Noetik AI Biomarker Collaboration using AI algorithms – Agenus commenced a partnership with Noetik AI to refine patient selection, enhancing BOT/BAL’s clinical impact and unlocking potential future revenue streams through precision oncology.
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Broader Portfolio Synergies – Agenus continues to leverage its significant ownership of MiNK Therapeutics and SaponiQx, to advance combination treatments with adoptive cell therapies and adjuvants, broadening its immuno-oncology pipeline.

Key 2H 2025 Catalysts—Building on recent clinical, regulatory, and partnership momentum, Agenus anticipates several significant milestones in the second half of 2025:

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Registrational Trial Launch – In Q4 2025, initiate the global BATTMAN Phase 3 trial of BOT/BAL in refractory MSS CRC in partnership with the Canadian Clinical Trials Group (CCTG), committed to executing with speed and precision.
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Significant Clinical Data Generation – Expand evidence for BOT/BAL’s activity in earlier-line and neoadjuvant MSS colorectal cancer and other tumors through strategic collaborations and investigator-sponsored trials.
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Upcoming Data Presentations – Share new BOT/BAL clinical results in colorectal and other solid tumors at major oncology congresses in Q4 2025, reinforcing its therapeutic potential.

Financial Highlights—Agenus continues to strengthen its financial position through prudent cost management and strategic capital-raising efforts in addition to Zydus collaboration, positioning the company to execute its clinical and regulatory objectives. Key financial metrics for Q2 2025 are summarized below:

Exhibit 99.1

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Revenue and Net Loss – Agenus reported revenue of $25.7 million for Q2 2025 and $49.8 million for Q2 YTD 2025, primarily from non-cash royalty revenue, compared to $51.5 million in Q2 YTD 2024. The net loss Q2 YTD 2025 was $56.4 million, or $2.03 per share, a significant improvement from $118.3 million, or $5.56 per share, for Q2 YTD 2024.
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Reduced Cash Burn – Cash used in operations decreased to $45.8 million for Q2 YTD 2025 from $76.4 million for Q2 YTD 2024. These reductions are a consequence of prudent cost management and are expected to continue into the second half of 2025. Agenus is also in active negotiations for collaborations that could result in additional significant infusions of cash resources.
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Liquidity and Future Outlook – With the $91 million Zydus infusion expected upon closing, combined with its current cash balance, Agenus expects to fund the launch of its Phase 3 trial. Further, the company is in negotiations to secure additional funding streams from partnerships currently under negotiation and BOT/BAL’s commercial prospects in geographies beyond North America, Europe and Japan.

Webcast and Conference Call Information

The Company will host a webcast and Stakeholder Briefing on August 27, 2025, to review Q2 financial results, anticipated data milestones, and the global BOT/BAL development program.

About Agenus

Agenus is a leading immuno-oncology company targeting cancer with a comprehensive pipeline of immunological agents. Founded in 1994, Agenus is advancing antibody therapeutics, adoptive cell therapies through MiNK Therapeutics, and adjuvants through SaponiQx, leveraging robust end-to-end development capabilities, including commercial and clinical cGMP manufacturing facilities and a global clinical operations footprint. Agenus is headquartered in Lexington, MA. For more information, visit www.agenusbio.com or @agenus_bio.

Agenus’ Commitment to Patient Access

Exhibit 99.1

Agenus is dedicated to making investigational medicines available to patients with cancer at the appropriate time and in the correct manner. For more information, visit www.agenusbio.com/medical-affairs/.

About Botensilimab (BOT)

Botensilimab (AGEN1181) is a next-generation, multifunctional, Fc-enhanced CTLA-4 antibody engineered to boost both innate and adaptive anti-tumor immune responses. Its unique design aims to overcome the limitations of first-generation CTLA-4 inhibitors (like ipilimumab) and extend immunotherapy benefits to “cold” tumors that typically respond poorly or not at all to standard immune checkpoint blockade. Botensilimab’s Fc-enhanced structure allows it to robustly engage activating Fc receptors on key immune cells, thereby priming and activating T cells, depleting immunosuppressive regulatory T cells in the tumor microenvironment, activating myeloid cells, and inducing long-term immune memory. Through these mechanisms, botensilimab has demonstrated the ability to ignite immune responses across a range of solid tumors, including those resistant to conventional PD-1 or CTLA-4 therapies.

To date, approximately 1,200 patients have been treated with botensilimab and/or balstilimab in Phase 1 and 2 trials. Botensilimab alone or in combination with Agenus’ investigational PD-1 antibody balstilimab has shown clinical responses in nine different metastatic cancers in late-line settings. For more information on ongoing botensilimab trials, please visit www.clinicaltrials.gov.

About Balstilimab (BAL)

Balstilimab (AGEN2034) is a novel, fully human monoclonal IgG4 antibody that blocks PD-1 (programmed cell death-1) from interacting with its ligands PD-L1 and PD-L2. By inhibiting the PD-1 checkpoint pathway, balstilimab aims to restore T-cell activity against tumors. It has been evaluated in over 900 patients to date and has demonstrated clinical activity with a favorable tolerability profile in several tumor types. Balstilimab is being studied both as a monotherapy and in combination with other agents (such as botensilimab) to expand its therapeutic impact.

Forward-Looking Statements
This press release contains forward-looking statements made pursuant to the safe harbor provisions of the federal securities laws, including statements regarding the botensilimab and balstilimab clinical programs, expected trial initiations, regulatory plans, and potential benefits of the combination therapy. These statements are subject to risks and uncertainties described in Agenus’ most recent Annual Report on Form 10-K for 2024 and subsequent Quarterly Reports on Form 10-Q filed with the SEC. Agenus cautions investors not to place undue reliance on these statements, which speak only as of the date of this announcement. The company undertakes no obligation to update or revise these statements, except as required by law.